EXHIBIT 4.2


                                   RESOLUTIONS
                                    REGARDING
                            PREFERENCES AND RIGHTS OF
                           SERIES A PREFERENCE SHARES


     RESOLVED, that upon the effectiveness of the registration of a Memorandum of Continuance with the Registrar of Companies of Bermuda (the "Effective Time"), which will result in the Company becoming a Bermuda company pursuant to a continuation procedure under Bermuda and Arizona law, there is hereby created a series of preference shares of the Company; which series shall have the following powers, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in the memorandum of continuance and bye-laws of the
Company:

     1. Designation. The series of preference shares established hereby shall be designated the "Series A Preference Shares" (and shall be referred to herein as the "Series A Preference Shares") and the authorized number of Series A Preference Shares shall be 650,000 shares. Such number of shares may be increased or decreased, from time to time, by resolution of the Board of Directors; provided that no decrease shall reduce the number of Series A Preference Shares to a number less than the total of the number of such shares then outstanding plus the number of such shares issuable upon the exercise of outstanding rights, options or warrants or upon the conversion of outstanding securities issued by the Company.

     2. Dividends and Distributions.

     (A)(i) Subject to the rights of the holders of any shares of any series of preference shares (or any similar shares) ranking prior and superior to the Series A Preference Shares with respect to dividends, the holders of Series A Preference Shares, in preference to the holders of Common Shares and of any other junior shares, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a Series A Preference Share or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (a) U.S. $1.00 or
(b) subject to the provisions for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, plus 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Dividend Payment Date, or, with respect to the first Dividend Payment Date, since the first issuance of any Series A Preference Share or fraction thereof. The multiple of cash and non-cash dividends declared on the Common Shares to which holders of the Series A Preference Shares are entitled, which shall be 100 initially but which shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Company shall at any time after the date hereof (i) declare or pay any dividend on Common Shares payable in Common Shares, or (ii) effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of dividends which holders of Series A Preference Shares shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

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     (ii) Notwithstanding anything else contained in this paragraph (A), the
Company shall, out of funds legally available for that purpose, declare a dividend or distribution on the Series A Preference Shares as provided in this paragraph (A) immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of U.S. $1.00 per Series A Preference Share shall nevertheless be payable on such subsequent Dividend Payment Date.

     (B) Dividends shall begin to accrue and be cumulative on outstanding Series A Preference Shares from the Dividend Payment Date next preceding the date of issue of such Series A Preference Shares, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preference Shares entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preference Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix in accordance with applicable law a record date for the determination of holders of Series A Preference Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

     3. Voting Rights. In addition to any other voting rights required by law, the holders of Series A Preference Shares shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each Series A Preference Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Company. The number of votes which a holder of a Series A Preference Share is entitled to cast, which shall initially be 100 but which may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Company shall at any time after the date hereof (i) declare or pay any dividend on Common Shares payable in shares, or (ii) effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of Series A Preference Shares shall be entitled shall be the vote multiple immediately prior to such event multiplied by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of Series A Preference Shares and the holders of Common Shares and the holders of any other shares of the Company having general voting rights, shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

     (C) Except as otherwise required by applicable law or as set forth herein, holders of Series A Preference Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

     4. Certain Restrictions.



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     (A) Whenever dividends or distributions payable on the Series A Preference
Shares as provided in Paragraph 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preference Shares outstanding shall have been paid in full, the Company shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preference Shares;

          (ii) declare or pay dividends on or make any other distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preference Shares, except dividends paid ratably on the Series A Preference Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) except as permitted in subparagraph 4(A)(iv) below, redeem, purchase or otherwise acquire for consideration any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preference Shares, provided that the Company may at any time redeem, purchase or otherwise acquire any such parity shares in exchange for any shares of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preference Shares; or

          (iv) purchase or otherwise acquire for consideration any Series A Preference Shares, or any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preference Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes; provided, however, that the foregoing restrictions shall not apply to the repurchase of Common Shares held by employees, officers, directors, or consultants of the Company (or their permitted transferees) that are subject to restrictive stock purchase agreements under which the Company has the option or obligation to repurchase such shares upon the occurrence of certain events, such as termination of employment.

     (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of the Company unless the Company could, under subparagraph (A) of this Paragraph 4, purchase or otherwise acquire such shares at such time and in such manner.

     5. Reacquired Shares. Any Series A Preference Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be canceled upon the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued preference shares and may be reissued as part of a new series of preference shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     6. Liquidation, Dissolution or Winding Up. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distributions shall be made (x) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preference Shares unless, prior thereto, the holders of Series A Preference Shares shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) U.S. $100.00 per share or (2) an aggregate amount per share, subject to the



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

provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares, or (y) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preference Shares, except distributions made ratably on the Series A Preference Shares and all other such parity shares in proportion to the total amount to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time after the date hereof (i) declare or pay any dividend on Common Shares payable in Common Shares, or (ii) effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount per share to which holders of Series A Preference Shares were entitled immediately prior to such event under clause (x) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     7. Consolidation, Amalgamation, Merger, etc. In case the Company shall enter into any consolidation, amalgamation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the Series A Preference Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Company shall at any time after the date hereof (i) declare or pay any dividend on Common Shares payable in Common Shares, or (ii) effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preference Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     8. Redemption. The Series A Preference Shares shall not be redeemable.

     9. Ranking. Unless otherwise provided in the Resolutions Regarding Preferences and Rights relating to a subsequently designated series of preference shares of the Company, the Series A Preference Shares shall rank junior to any other series of the Company's preference shares subsequently issued, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Shares.

     10. Amendment. The provisions of the memorandum of continuance or bye-laws of the Company or of these resolutions shall not be amended, altered or repealed in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preference Shares so as to effect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Series A Preference Shares, voting separately as a class.

     11. Fractional Shares. Series A Preference Shares may be issued in fractions of a share (which fractions shall be integral multiples of one one-hundredth of a share) which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preference Shares.





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